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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement No. 333-06643 of JTS Corporation on Form S-8 of our report dated March 1, 1996, appearing in this Annual Report on Form 10-K of JTS Corporation for the year February 2, 1997, insofar as such report relates to the consolidated financial statements and schedule of Atari Corporation (now JTS Corporation) as of December 31, 1995 and for the two years in the period ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California
May 2, 1997